Exhibit 10.5

EXECUTION VERSION

DATED: 20TH JUNE 2022

CONVERTIBLE LOAN AGREEMENT

Between

GRAVITY SUPPLY CHAIN SOLUTIONS LIMITED

(the “Company”)

AND

SOL COMMODITIES PTE LTD

(the “Lender “)

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	THE LOAN	3

3.	USE OF PROCEEDS	3

4.	INTEREST	4

5.	REPAYMENT	4

6.	CONVERSION	4

7.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	5

8.	EVENTS OF DEFAULT	6

9.	MISCELLANEOUS	7

ANNEX A CONVERSION NOTICE		9

ANNEX B DEED OF ACCESSION/ADHERENCE		10

ANNEX C DEED OF NON-COMPETITION		12

THIS CONVERTIBLE LOAN AGREEMENT is made on 20th June 2022 between:

(1)	(the “Lender”); and

(2)	GRAVITY SUPPLY CHAIN SOLUTIONS LIMITED (Company registration number: 2182551), a company incorporated in Hong Kong with its registered office at 1219, 12/F, Trade Square, 681 Cheung Sha Wan Road, Kowloon, Hong Kong (the “Company”),

(each a “Party” and collectively, the “Parties”).

RECITAL:

The Lender has agreed, upon and subject to the terms and conditions contained in this Agreement, to make available to the Company, the Loan (with an option to convert the Loan into Conversion Shares) in the manner and to the extent set forth in this Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

“Business Day”	:	A day (other than Saturday, Sunday or public holidays in Hong Kong) in which banks are open for general business in Hong Kong

“Conditional Payments”	:	Shall have the meaning ascribed in Clause 2.2

“Conditions”	:	Shall have the meaning ascribed in Clause 2.2

“Conversion Amount”	:	The aggregate principal amount of the Loan, being US$1,000,000 (US$ One Million)

“Conversion Date”	:	Shall have the meaning ascribed in Clause 6.4(i)

“Conversion Notice”	:	A notice in writing issued by the Lender to the Company substantially in the form set out in Annex B, which shall include a Deed of Accession/Adherence and a Deed of Non-Competition signed by the Lender

“Conversion Period”	:	Shall have the meaning ascribed in Clause 6.2

“Conversion Right”	:	Shall have the meaning ascribed in Clause 6.1

“Conversion Shares”	:	Means such number of new Shares to be allotted and issued upon the conversion of the Conversion Amount, pursuant to the terms and conditions of this Agreement

“Deed of Accession/ Adherence”	:	The deed of accession/adherence to the Shareholders Agreement in the form set out in Annex C

1

“Deed of Non-Competition”	:	The deed of non-competition in the form set out in Annex D

“Hong Kong”	:	The Hong Kong Special Administrative Region of the People’s Republic of China

“Encumbrance”	:	Means any mortgage, assignment of receivable, debenture, lien, hypothecation, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive or other similar right, right of first refusal, restriction, third-party right or interest, any other encumbrance, condition or security interest whatsoever or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect

“Event of Default”	:	Means any of the events described in Clause 8.1

“Existing Loan Notes”	:	Means convertible loan notes issued by the Company of an aggregate principal amount of US$1,000,000 which are capable of being converted based on a post-money valuation of the Company of US$63,000,000

“Loan”	:	Shall have the meaning ascribed in Clause 2.1

“Maturity Date”	:	Shall have the meaning ascribed in Clause 5.1

“Payment”	:	Shall have the meaning ascribed in Clause 2.2

“Payment Date”	:	Shall have the meaning ascribed in Clause 2.2

“Remedy Period”		Shall have the meaning ascribed in Clause 2.4

“Shares”	:	Ordinary shares in the capital of the Company

“Shareholders”	:	The shareholders of the Company

“Shareholders Agreement”	:	The agreement between the then Shareholders dated 12 April 2016, as amended, varied and supplemented from time to time

“Tax”	:	Any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failures to pay or any delay in paying any of the same)

“US$” or “United States Dollar”	:	United States Dollar, the lawful currency of the United States of America

1.2	The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction. References to the “Annexes”, “Clauses” and “Recital” are to be construed as references to the annexes, clauses and recital of this Agreement respectively. Any reference to a sub clause or a paragraph is to a sub clause or paragraph of the clause in which such reference appears. Any reference to a time of the day is to be construed as Hong Kong time unless otherwise stated.

2

1.3	References to a statute or statutory provision include that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which such statute or provision has directly or indirectly replaced. References to a statutory provision include any subordinate legislation made from time to time under that provision.

2.	THE LOAN

2.1	The Lender has agreed to grant to the Company a loan of an aggregate principal amount of US$1,000,000 (the “Loan”) on the terms and subject to the conditions of this Agreement.

2.2	The Loan shall be paid on or before the payment dates (“Payment Date”) stated below, with the disbursement being unconditional

Payments	Amount	Payment Date

Payment	US$1,000,000	By 20th June 2022

2.3	In the event that any of the Payments have not been received by the Company by the relevant Payment Date, and such non-receipt has not been rectified by the Lender within three (3) Business Days from the date of written notice given by the Company requiring the Lender to rectify such non-payment (the “Remedy Period”), then the Lender shall cease to be entitled to make payment of the relevant Conditional Payment and any subsequent payments (if any), and shall also cease to be entitled to exercise the Conversion Right. This does not prejudice the right of the Lender to be repaid, on the Maturity Date, the principal amount of the Loan actually received by the Company prior to the end of the Remedy Period.

2.4	Unless otherwise notified by the Company in writing no later than five (5) Business Days prior to the relevant Payment Date, the Lender shall disburse each Payment in immediately available funds to the following account of the Company in US$:

A/C Name	:
A/C Number	:
Bank Name	:
Bank Address	:
SWIFT Address	:

3.	USE OF PROCEEDS

The Company shall utilize the extent of the Loan paid by the Lender (in accordance with this Agreement) for working capital and capital expenditure requirements for the time being (or such other purposes as determined by its board of directors).

3

4.	INTEREST

The Loan will be paid an Interest Rate of 8% (Eight Percent) per annum or prorata, payable by the Company to the Lender in one Bullet Payment at the Maturity Date.

5.	REPAYMENT

5.1	The Company shall repay the principal amount of the Loan (to the extent actually received by the Company in accordance with this Agreement and to the extent that it has not been converted pursuant to Clause 6 (Conversion) below) on election of the Lender, of which shall not be before 19th December 2022 (the “Maturity Date”).

5.2	All payments to be made by the Company shall be paid: (i) in immediately available funds to such bank account of the Lender as the Lender may from time to time designate for such purpose; (ii) in United States Dollars; (iii) free of any restriction or condition; and (iv) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any Tax; and without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off, counterclaim or otherwise.

6.	CONVERSION

6.1	Conditional upon the Company’s receipt of the full principal amount of US$1,000,000 from the Lender on or before 20th of the month of June 2022 in accordance with this Agreement, the Lender shall be entitled to convert the Loan into Conversion Shares on the terms set out below (the “Conversion Right”).

6.2	Subject to Clause 6.1, the Conversion Right can be exercised at any time for the period commencing on 20th June 2022 and ending on and including the Maturity Date (“Conversion Period”), in full and not in part, by the Lender serving a Conversion Notice on the Company. A Conversion Notice, once received by the Company, shall be irrevocable.

6.3	The exercise of the Conversion Right shall result in the Lender being issued the Conversion Shares which represent 1.587% of the enlarged issued share capital of the Company on a fully diluted basis based on a post-money valuation of the Company of US$63,000,000 (fully diluted here means taking into account the dilutive effects of employee share options, the Existing Loan Notes and the Loan on an as-if converted or exercised basis, but disregarding the dilutive effects of any convertible debt or equity instruments which are issued after the date of this Agreement based on a post-money valuation of the Company in excess of US$63,000,000, if any), such number of Conversion Shares to be derived based on the formula stated below:

Number of Conversion Shares	=	1,000,000	X A
(rounded down to the nearest whole number)		63,000,000

Where:

“A” denotes the total number of Shares issued or issuable (assuming full conversion or exercise of employee share options, the Existing Loan Notes and the Loan).

4

6.4	Upon receipt by the Company of the Conversion Notice and its enclosures, in each case duly executed by the Lender:

(i)	the Company shall allot and issue, on or prior to the date falling 120 Business Days after the date of the Conversion Notice (“Conversion Date”), in favour of the Lender the Conversion Shares; and

(ii)	the Lender shall be deemed to have applied and subscribed for the Conversion Shares at a total consideration equal to the principal sum of the Loan, and the Loan shall be deemed to be fully discharged and released simultaneously upon the allotment of the Conversion Shares to the Lender.

6.5	On the Conversion Date, the Company shall deliver to the Lender the following:

(i)	the definitive share certificate in respect of the Conversion Shares (credited as fully-paid-up); and

(ii)	a certified true copy of the updated register of members of the Company with the Lender’s name entered thereon as a member of the Company in respect of the Conversion Shares.

7.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1	The Company represents and warrants to the Lender that as at the date hereof:

(i)	it is duly incorporated and validly existing under the laws of its jursidiction of incorporation;

(ii)	it has the legal right and full power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby, and all necessary actions have been taken to authorise the execution, delivery and performance of this Agreement and all other documents to be executed and delivered by the Company in connection therewith;

(iii)	this Agreement constitutes its valid and legally binding obligations, enforceable against it in accordance with its terms;

(iv)	the execution and delivery of, and the performance by it of its obligations under this Agreement do not and will not:

(a)	infringe, or constitute a default under, any instrument, contract, document or agreement to which it is a party or by which it or its assets are bound; or

(b)	result in a breach of any law, rule, regulation, ordinance, order, judgment or decree of or undertaking to any court, government body, statutory authority or regulatory, administrative or supervisory body to which it is a party or by which it or its assets are bound, whether in Hong Kong or elsewhere; and

(v)	it is not insolvent or unable to pay its debts (including subordinated or contingent debts), nor will it become so in consequence of entering into this Agreement and/or performing any transaction contemplated by this Agreement.

7.2	The Company further represents, warrants and undertakes to the Lender that:

(i)	the Conversion Shares to be allotted and issued pursuant to the exercise of the Conversion Right are validly authorised but unissued Shares which the Company shall, on the exercise of the Conversion Right by the Lender, have full authority to allot and issue and are not subject to any pre-emptive or other similar rights of Shareholders (and if so subject, such rights shall have been duly waived by all the Shareholders for the time being), and when allotted, issued and paid up pursuant to the terms of this Agreement, will be validly issued and fully paid Shares which will not be subject to further call;

5

(ii)	the Conversion Shares shall be issued free from all Encumbrances and will be freely transferable (save to the extent restricted in the Shareholders Agreement, the Company’s constitutional documents and applicable laws and regulations, if any) and shall rank pari passu in all respects with all other Shares in issue at the time of the allotment of the Conversion Shares (save to the extent, if any, otherwise provided in the Shareholders Agreement, the Company’s constitutional documents and applicable laws and regulations); and

(iii)	from the date of this Agreement to the earlier of:

(a)	the Maturity Date; and

(b)	the allotment date of the Conversion Shares to the Lender,

the Company will promptly notify the Lender in writing of any changes to the share capital structure of the Company, and the issue or grant of any option, right and/or convertible (whether exercisable now or in future and whether contingent or not) by the Company to call for the allotment, conversion, issue, sale or transfer of any of the Shares.

7.3	The Lender represents and warrants to the Company that as at the date hereof:

(i)	this Agreement has been duly executed and delivered by the Lender and constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms; and

(ii)	he has full legal right and capacity to execute and deliver this Agreement and perform the transactions contemplated hereby.

8.	EVENTS OF DEFAULT

8.1	Each of the following events or circumstances is an Event of Default:

(i)	the Company commits any material breach of its obligations under this Agreement or any representation or warranty given in this Agreement is false or inaccurate in any material respect, and, if remediable, fails to remedy such breach within 28 days from the service of written notice by the Lender notifying such breach;

(ii)	the Company is adjudicated to be insolvent or if applicable, enters into a scheme of arrangement or composition with or assignment for the benefit of all or any class of creditors or any order is made by any competent court or other appropriate authority or any resolution is passed for the winding-up of the Company or for the appointment of a judicial manager, liquidator or provisional liquidator, receiver or receiver and manager, trustee or similar officer of the whole or any part of the undertakings, assets, rights or revenue of the Company;

(iii)	any expropriation, attachment, sequestration, distress or execution which affects any asset or assets of the Company is not discharged within one (3) months; or

6

(iv)	it is or becomes unlawful for the Company to perform any of its obligations under this Agreement.

8.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Company, declare that all or part of the Loan (to the extent actually received by the Company in accordance with this Agreement and to the extent unconverted pursuant to the exercise of the Conversion Right) be immediately due and payable, whereupon they shall become immediately due and payable.

9.	MISCELLANEOUS

9.1	Notices. All notices, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and delivered personally or sent by local courier or by email or facsimile transmission to the intended recipient thereof at its or his address or email address or facsimile number, and marked for the attention of such person (if any), designated by it or him for the purposes of this Agreement. The initial address, email address or facsimile number and person (if any) so designated by the Parties are set out below:

The Lender

Address	:
Email	:
Facsimile	:
Attention:	:

The Company

Address	:	1219, 12/F, Trade Square, 681 Cheung Sha Wan Road, Kowloon, Hong Kong
Email	:
Facsimile	:	Nil
Attention:	:	The Board of Directors

9.2	Costs. Each Party shall bear its own Taxes, legal costs, and any other costs and expenses incurred in connection with this Agreement.

9.3	Further Assurance. Each Party shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

9.4	Assignment. Each Party shall not assign or transfer any of its rights (including the Loan and the right to the repayment thereof and the Conversion Right), undertakings, agreements, duties, liabilities or obligations under this Agreement without the prior written consent of the other Party.

9.5	Time of Essence. Time shall be of the essence of the obligations to be performed by the Parties under this Agreement.

9.6	Legal Advice. Each Party expressly acknowledges that it/he has had the opportunity to seek legal advice from counsel of their choosing regarding the terms of this Agreement and any related documentation and has executed or will execute all such documentation freely and willingly with a full understanding of the rights, obligations, liabilities and risks associated therewith.

7

9.7	Entire Agreement. This Agreement constitutes the entire Agreement between the Parties as to its subject matter and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

9.8	Variation. No variation, supplement, deletion, or replacement of or from this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each Party.

9.9	Non-Waiver. No failure to exercise, nor any delay in exercising any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

9.10	Severance. If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

9.11	Third Parties. The Contracts (Rights of Third Parties) Ordinance (Cap 623 of the Laws of Hong Kong) shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or form part of a class of persons so named, referred to or identified in this Agreement) shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623 of the Laws of Hong Kong) to enforce this Agreement.

9.12	Counterparts. This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, such as a PDF, shall be as effective as delivery of a manually executed counterpart of this Agreement, with original signatures to follow.

9.13	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. In the event of any legal action or proceeding arising out of or in connection with this Agreement, the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

The rest of this page is intentionally left blank

8

ANNEX A

CONVERSION NOTICE

Date	:	[●]

To	:	Gravity Supply Chain Solutions (HK) Limited
1219, 12/F, Trade Square,
681 Cheung Sha Wan Road, Kowloon, Hong Kong

Attn	:	The Board of Directors

Dear Sirs

CONVERSION OF THE LOAN

1.	I, [●], hereby irrevocably exercise my conversion rights in respect of the Convertible Loan Agreement (the “Agreement”) dated [●] year made between yourselves and myself in accordance with Clause 6 (Conversion) of the Agreement. Terms defined and references construed in the Agreement shall have the same meaning and construction in this notice.

2.	I hereby irrevocably request that the Loan be converted in accordance with Clause 6 (Conversion), and hereby give you notice that the Conversion Amount is US$

3.	I enclose herewith a Deed of Accession/Adherence and a Deed of Non-Competition, each signed by the Lender.

Yours faithfully,

Name:

9

ANNEX B

DEED OF ACCESSION/ADHERENCE

THIS DEED is made on [date]

BY [        ], a citizen of [    ] residing at [        ] (the Subscriber).

WHEREAS:

(A)	On 12 April 2016, Gravity Supply Chain Solutions (HK) Limited entered into a shareholders agreement (as from time to time be amended, varied, supplemented or novated) (the Shareholders Agreement). The Subscriber has been provided with a copy of and has read the Shareholders Agreement in full.

(B)	The Subscriber intends to subscribe for [●] Shares (the Relevant Shares) subject to the Subscriber entering into this Deed.

(C)	For the purpose of this Deed, Existing Parties shall mean the parties to the Shareholders Agreement immediately prior to the execution of this Deed, but excluding the Subscriber.

NOW THIS DEED WITNESSETH AND IS HEREBY AGREED WITH AND FOR THE BENEFIT OF EACH EXISTING PARTY AND EACH PARTY WHO BECOMES A PARTY TO THE SHAREHOLDERS AGREEMENT AFTER THE DATE OF THIS DEED:

1.	Unless the context requires otherwise, words and expressions defined in the Shareholders Agreement shall have the same meaning when used in this Deed.

2.	The Subscriber undertakes to each of the Existing Parties to comply with and to perform all the obligations of a Shareholder and as a Party in the Shareholders Agreement so far as they may remain to be observed and performed and the Subscriber shall become a Party to the Shareholders Agreement as if the Subscriber were named in the Shareholders Agreement as a Party.

3.	Warranties

The Subscriber warrants to each of the Existing Parties as follows:

(a)	he has full power and authority to enter into and perform the Shareholders Agreement and any other document entered into by it which is ancillary to the Shareholders Agreement and the Shareholders Agreement and each of those ancillary agreements constitute or will, when executed, constitute binding obligations on the Subscriber in accordance with their terms, subject to any principles of equity or insolvency law; and

(b)	he has obtained all applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower him to enter into and to perform his obligations under the Shareholders Agreement and any ancillary agreement(s).

4.	The provision of clauses 22 (Counterparts) and 25 (Governing Law and Submission to Jurisdiction) of the Shareholders Agreement shall apply to this Deed, the necessary changes being made.

5.	The Subscriber’s name, relevant address and fax number for the purposes of clause 19 (Notices) of the Shareholders Agreement are as follows:

1	2	3	4
Name	Address	Fax number	Documents to be sent for the attention of

6.	Pursuant to clause 25.3 (Appointment of agent for service of process) of the Shareholders Agreement, the Subscriber hereby appoints the following person as its agent for service of process:

Name of Party	Name of appointed agent	Agent’s address

10

THIS DEED has been duly executed as a deed poll on the date stated above.

[Insert signature block of the Subscriber]

11

ANNEX C

DEED OF NON-COMPETITION

Date	201

Parties	GRAVITY SUPPLY CHAIN SOLUTIONS LIMITED, a company duly organised and existing under the laws of Hong Kong with registration number 2182551 and with its registered office at 1219, 12/F, Trade Square, 681 Cheung Sha Wan Road, Kowloon, Hong Kong (Company)

[Name of Shareholder], holder of [●] passport numbered [●] and with permanent address at [●] (Shareholder)

Recitals

A	The Company is principally engaged in the provision of supply chain and logistics related software as a service application in which the Group’s application is licensed and centrally hosted to its customer base and the provision of consultancy services relating to global supply chain matters (Target Business) intended to cover Hong Kong, United Kingdom, Australia, [●] and other countries from time to time (Target Jurisdiction) and the Shareholder will be given access to highly confidential and sensitive business and technology information in relation to the Target Business (Confidential Information) which includes but is not limited to the identity of customers and suppliers, products, databases, programming codes and algorithms, finances, contractual arrangements, business or methods of business.

B	Each of the Company and the Shareholder recognises that it is a common market practice for technology companies in the region to enter into confidentiality and non-competition obligations and hence they are desirous to enter into this Deed in respect of similar obligations between them and on the terms hereof.

Operative provisions

1.	UNDERTAKINGS BY THE SHAREHOLDER

In consideration of HK$1 paid by the Company to the Shareholder (receipt and sufficiency of which are hereby irrevocably acknowledged by the Shareholder), the Shareholder hereby covenants and undertakes with the Company (for itself and as trustee for each of its subsidiaries from time to time, whereby the Company and its subsidiaries shall be collectively referred to as the Group and individually as a member of the Group) that, except with the prior written consent of the Company:

1.1	for the period commencing from the date of this Deed and expiring on the date falling on the second anniversary of the later date of either the Shareholder’s cessation as a holder of any shares (or any rights, options or instruments convertible into shares of the Company) or the Shareholder’s cessation as a director or employee of the Group (Restricted Period), he/she will not within any Target Jurisdiction in which any member of the Group has carried on business, either on its own account or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, partner, or agent, in carrying on any business which competes with the Target Business carried on by any member of the Group;

12

1.2	during the Restricted Period, he/she will not either on his/her own account or in conjunction with or on behalf of any other person canvass, solicit or approach or cause to be canvassed, solicited or approached any person who shall at any time have been a client or customer, prospective client or customer, representative or agent of any member of the Group or in the habit of dealing with any member of the Group for the purpose of offering to that person goods or services which are of the same type as or similar to any goods or services supplied by any member of the Group;

1.3	during the Restricted Period, he/she will not, either on his/her own account or in conjunction with or on behalf of any other person, interfere or seek to interfere with the continuance of supplies to any member of the Group from any person who shall at any time have been a supplier of goods or services to any member of the Group;

1.4	during the Restricted Period, he/she will not either, on his/her own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from any member of the Group, offer employment to or employ, or offer to conclude any contract of services with, any person who was at any time employed in a managerial, supervisory, technical or sales capacity by, or engaged as a consultant to, any member of the Group (whether or not such person would commit a breach of contract by reason of leaving such employment or engagement);

1.5	he/she will not at any time during the Restricted Period and three years thereafter make use of or disclose or divulge to any person (other than to officers or employees of any member of the Group whose province it is to know the same) any Confidential Information;

1.6	if, in connection with the business or affairs of any member of the Group, he/she shall have obtained information belonging to any third party under a confidentiality agreement (or other agreement having of a similar nature) purporting to bind any member of the Group which contained restrictions on disclosure, he/she will not without the previous written consent of the Company at any time infringe such restrictions; and

1.7	he/she will not at any time hereafter in relation to any trade, business or company use a trade name, trade or service mark, design or logo in such a way as to be capable of or likely to be confused with any trade name, trade or service mark, design or logo of any member of the Group (whether registered or not), provided that the Shareholder shall not be restricted or interfered by operation of the above paragraphs in discharging his/her duties as a director or employee of the Group.

2.	SEVERABILITY

2.1.1.	Severance

If any provision of this Deed is held by any tribunal or court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then that provision shall (so far as it is illegal, invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed.

2.1.2.	Replacement

Any provision of this Deed held illegal, invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held illegal, invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the illegal, invalid or unenforceable provision(s) by a legal, valid and enforceable substitute provision(s) the effect of which is as close as possible to the intended effect of the illegal, invalid or unenforceable provision(s).

3.	COUNTERPARTS

The Deed may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

4.	GOVERNING LAW

The Company and the Shareholder hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong as regards any dispute, controversy, claim or proceeding arising out of or in connection with this Deed.

The remainder of this page is intentionally left blank.

13

Execution

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed by their respective authorised representatives on the date set out above.

Executed as a Deed by the Company.

SIGNED, SEALED AND DELIVERED	)
for and on behalf of	)
GRAVITY SUPPLY CHAIN SOLUTIONS	)
LIMITED in the presence of:	)

Executed as a Deed by the Shareholder.

SIGNED, SEALED AND DELIVERED by	)
[●]	)
in the presence of:	)

14

IN WITNESS WHEREOF this Agreement has been entered into on the date first above written.

THE LENDER Signed by: In the presence of:

[Witness’ signature]

Witness Name:
Passport Number:
Address:

THE COMPANY

Signed by: Hemant Bhatt (Director) For and on behalf of GRAVITY SUPPLY CHAIN SOLUTIONS LIMITED

In the presence of:

[Witness’ signature]

Witness Name:
Passport Number:
Address:

15